INDEMNIFICATION AGREEMENT

     This Indemnification Agreement ("Agreement") is made and entered into this ___th day of _____, 19___ by and between Exabyte Corporation, a Delaware corporation (the "Corporation"), and _____ ("Agent").

RECITALS

     Whereas, Agent performs a valuable service to the Corporation in his or her capacity as a(n) _____ of the Corporation;

     Whereas, the stockholders of the Corporation have adopted by-laws (the "By-Laws") providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the "Code");

     Whereas, the By-Laws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its directors, officers, employees and other agents with respect to indemnification of such persons; and

     Whereas, in order to induce Agent to continue to serve as a(n) _____ of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent;

     Now, Therefore, in consideration of Agent's continued service as a(n) _____ after the date hereof, the parties hereto agree as follows:

AGREEMENT

     1. Services to the Corporation. Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as a(n) _____ of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the By-Laws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position or any other position (subject to any contractual obligation that Agent may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue such Agent in such position or any other position.

     2. Indemnity of Agent. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the By-Laws and the Code, as the same may be amended from time to time (but only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the By-Laws or the Code permitted prior to adoption of such amendment).

     3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:

          (a) against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of the Corporation or is or was serving or at any time serves at the written request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

          (b) otherwise to the fullest extent as may be provided to Agent by the Corporation under the non-exclusivity provisions of the Code and Section 5.6 of the By-Laws.

     4. Limitations on Additional Indemnity. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

          (a) on account of any claim against Agent for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

          (b) on account of Agent's conduct that was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

          (c) on account of Agent's conduct that constituted a breach of Agent's duty of loyalty to the Corporation or that resulted in any personal profit or advantage to which Agent was not legally entitled;

          (d) for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, by-law or agreement, except in respect to any excess beyond payment under such insurance, clause, by-law or agreement;

          (e) if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

          (f) in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof.

     5. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the written request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

     6. Partial Indemnification. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

     7. Notification and Defense of Claim. No later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:

          (a) The Corporation will be entitled to participate therein at its own expense;

          (b) Except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii)  Agent shall have reasonably concluded that there may be a conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above;

          (c) The Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent's written consent, which may be given or withheld in Agent's sole discretion.

          (d) If there is a Change in Control (defined below) of the Corporation (other than a Change in Control that has been approved by a majority of the Corporation's Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Agent to indemnity, expense payments and/or advances under this Agreement or any other agreement or Corporation By-Law now or hereafter in effect, the Corporation shall seek legal advice only from Independent Legal Counsel (defined below) selected by Agent and approved by the Corporation (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Corporation and Agent as to whether and to what extent Agent would be permitted to be indemnified under applicable law. The Corporation shall pay the reasonable fees of such Independent Legal Counsel and fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto;

          (e) For purposes of this Section, a "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the stock of the Corporation, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power represented by the Corporation's then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders or the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of (in one transaction or a series of transactions) all or substantially all of the Corporation's assets; and

          (f) For purposes of this section, "Independent Legal Counsel" shall be defined as an attorney or firm of attorneys, selected in accordance with this Section, who have not otherwise performed services for the Corporation or Agent within the last five years (other than with respect to matters concerning the rights of Agent under this Agreement, or of other agents under similar indemnity agreements).

     8. Expenses. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor but in any event no later than five (5) days after written demand by Agent therefrom to the Corporation, all expenses incurred by Agent in connection with such proceeding upon receipt of an undertaking by or on behalf of Agent to repay said amounts if it shall be determined ultimately that Agent is not entitled to be indemnified under the provisions of this Agreement, the By-Laws, the Code or otherwise. Agent's obligation to repay the Corporation said amounts shall be unsecured and no interest shall be charged thereon.

     9. Enforcement. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8, hereof, provided that the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

     10. Letter of Credit.

          (a) For purposes of this Section, "Litigation Costs" shall be defined as all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by Agent for which he is not otherwise compensated by the Corporation or any third party) actually and reasonably incurred by Agent in connection with either the investigation, defense or appeal of a proceeding or the establishment or enforcement of a right to indemnification under this Agreement, Section 145 of the Code or otherwise; provided, however, that Litigation Costs shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a proceeding.

          (b) In order to secure the obligations of the Corporation to indemnify Agent with respect to Litigation Costs, the Corporation shall, at the option of the Board of Directors, obtain an irrevocable standby letter of credit naming Agent as sole beneficiary, issued by a financial institution having assets in excess of $100 million (the "Bank") and containing terms and conditions reasonably acceptable to Agent (the "Letter of Credit"). The Letter of Credit shall provide that Agent may from time to time draw certain amounts thereunder, upon presentation to the issuer thereof of a certificate executed by Agent certifying (i) that Agent has made demand upon the Corporation and its directors' and officers' liability insurance ("D&O") insurance carrier, if any, for an amount not less than the amount Agent is drawing upon under the Letter of Credit and that the Corporation has refused to provide Agent with such amount and (ii) that Agent believes that Agent is entitled under the terms of this Agreement to the amount which Agent is drawing upon under the Letter of Credit.

          (c) The Corporation shall maintain and renew the Letter of Credit or a substitute letter of credit meeting the criteria of Section 10(b) hereof during the term of this Agreement in a manner such that the Letter of Credit shall be in the amount of $300,000 for each Agent and shall have an initial term of one (1) year, be renewed for successive one-year periods, for as long as Agent serves as an officer, director or other Agent of the Corporation and for the period of four (4) years following the termination of Agent's service, and shall provide that Agent, as beneficiary, shall be given at least sixty (60) days' written notice by the issuer of the Letter of Credit in the event that such Letter of Credit has not been renewed by the Corporation at least sixty (60) days prior to the end of any one-year term, on which notice, Agent shall be entitled to draw against the Letter of Credit up to the face amount thereof, and to place such amount in a segregated account in the name of Agent which Agent agrees will be used only for the indemnification of Agent as provided in this Agreement.

          (d) Funds received from the Bank upon a draw under the Letter of Credit (the "Funds") shall be deemed a loan by the Corporation to Agent of the Funds. Agent will deposit the Funds in an interest-bearing account (the "Indemnity Account") in the name and under the sole control of Agent with such financial institution as the Corporation and Agent may agree; provided, however, that to the extent that it is determined, contrary to the intent of the parties, that Agent's receipt of the Funds constitutes a secured transaction between the Corporation and Agent, the Corporation hereby grants Agent a security interest in the Funds, which shall secure any and all of the Corporation's obligations under this Agreement.

          (e) Agent will not deposit any funds other than the Funds into the Indemnity Account, nor otherwise commingle the Funds with any other funds. Agent will use the Funds only for payment of Litigation Costs authorized under this Agreement and for payment of any taxes, interest and penalties ("Taxes") payable by or imposed upon Agent as a consequence of Agent's holding or withdrawal of Funds, or with respect to the Funds and earnings thereon (collectively, "Authorized Expenses"), will give the Corporation at least five (5) days' written notice before withdrawing any of the Funds from the Indemnity Account, and promptly thereafter provide the Corporation with such evidence as the Corporation may reasonably request that any withdrawals from the Indemnity Account and payment of the Funds have been made on account of such Authorized Expenses.

          (f) Interest on the Funds shall accrue to the benefit of Agent, but shall (net of Authorized Expenses which Agent is not required to repay to the Corporation pursuant to Section 8 hereof) be added to the loan amount, considered part of the Funds and remain on the Indemnity Account. Unless earlier repayment is required under this Agreement, on the fourth anniversary of the termination of Agent's service as a director, officer, employee or other agent of the Corporation, Agent will pay to the Corporation an amount equal to the principal amount of the Funds and any accrued interest, less any amounts paid for Authorized Expenses which Agent is not required to repay to the Corporation pursuant to Section 8 hereof; provided, however, that if as of such date an action is pending or threatened which would require indemnification under the Agreement, and as of such date the Corporation's D&O insurance carrier, if any, is refusing to provide interim reimbursements of Authorized Expenses incurred or that may be incurred by Agent in the defense of such action, the repayment obligation shall be suspended until the earlier of the settlement of or entry of final judgment in such action, or the commencement of payment of reimbursement of Authorized Expenses by the D&O insurance carrier. To the extent Agent is entitled to reimbursement under any D&O insurance policy for any Authorized Expenses paid by Agent from the Funds, Agent assigns to the Corporation his right to such reimbursement.

          (g) To secure repayment of the Funds, Agent grants to the Corporation a security interest in the Funds and the Indemnity Account. Agent will execute and deliver such documents, including notices to the institution with which the Indemnity Account is maintained, as the Corporation reasonably requests to perfect and continue the security interest granted under this Agreement.

          (h) Any use of the Funds for any purpose other than payment of Authorized Expenses will constitute a default under this Agreement. Upon such default, the entire principal amount of the Funds, less any amount paid for Authorized Expenses which Agent is not required to repay to the Corporation pursuant to Section 8 hereof, will immediately become due and payable to the Corporation.

          (i) The Corporation agrees to treat the transfer of Funds pursuant to this Agreement as a loan to Agent for federal and state income tax purposes and, with respect to the Funds and any earnings thereon, to adopt in its tax returns such reasonable and appropriate positions as will alleviate or minimize to the maximum extent possible, any liability of Agent for Taxes, but which are not reasonably likely to result in an increase in taxes to the Corporation. The Corporation further agrees to indemnify each Agent, and to hold each Agent harmless from and against any liability for Taxes (including for Taxes payable with respect to this indemnification, and whether arising upon the filing of a return or a subsequent adjustment by any taxing authority) arising with respect to the Funds or earnings thereon, and to pay or reimburse Agent promptly in respect of such Taxes (including for Taxes paid by Indemnitee as Authorized Expenses hereunder).

     11. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

     12. Non-Exclusivity of Rights. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation's Restated Certificate of Incorporation or By-Laws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

     13. Survival of Rights.

          (a) The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent's heirs, executors and administrators .

          (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

     14. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the By-Laws, the Code or any other applicable law.

     15. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

     16. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     17. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

     18. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     19. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery, if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed, if mailed by certified or registered mail with postage prepaid:

          (a) If to Agent, at the address indicated on the signature page hereof.

          (b) If to the Corporation, to:

           Exabyte Corporation

           1685 38th Street

           Boulder, CO 80301

           or to such other address as may have been furnished to Agent by the Corporation.

     In Witness Whereof, the parties hereby have caused this Agreement to be duly executed and signed as of the day and year first above written.

                              Exabyte Corporation

                              By:_______________________________________________

                              Agent

                              __________________________________________________

                              (NAME)